UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Inphi Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders on May 25, 2017 (the “Annual Meeting”). The Company’s stockholders voted upon and approved the following proposals at the Annual Meeting:

Proposal 1: The election of three Class I directors named below to hold office until the Company’s 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Nicholas E. Braithwaite	32,721,662	97,362	4,522,852
Dr. David Liddle	32,728,958	90,066	4,522,852
Dr. Bruce McWilliams	32,729,968	89,056	4,522,852

Proposal 2: An advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
27,109,658	5,642,510	66,856	4,522,852

Proposal 3: An advisory vote on the frequency of holding an advisory vote to approve executive compensation:

1 Year	2 Years	3 Years	Abstain
30,811,084	89,733	1,862,306	55,901

Proposal 4: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain
37,236,515	54,886	50,475

In light of the voting results with respect to Proposal 3, which was also the frequency recommended to the stockholders by the Company’s Board of Directors, the Board of Directors of the Company determined that it will include in the proxy materials an advisory stockholder vote on executive compensation every one (1) year until the next required stockholder vote on the frequency of the advisory stockholder vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2017	INPHI CORPORATION

	By:	/s/ Richard Ogawa
Richard Ogawa
General Counsel